As filed with the Securities and Exchange Commission on November 30, 2005

Registration No. 333-121214

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Viisage Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7373	04-3320515
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

296 Concord Road, Billerica, MA 01821, (978) 932-2200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Bernard C. Bailey

Chief Executive Officer

Viisage Technology, Inc., 296 Concord Road, Third Floor, Billerica, MA 01821, (978) 932-2200

(Name, address, including zip code, and telephone number, including area code, and address of agent for service)

Copy to:

Elliot J. Mark, Esq.

Viisage Technology, Inc.

296 Concord Road

Billerica, MA 01821

Telephone: (978) 932-2200

Telecopy: (978) 932-2218

Approximate date of commencement of proposed sale to public: From time to time, after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to Form S-1 Registration Statement (File No. 333-121214), originally filed with the Securities and Exchange Commission on December 13, 2004 as a Form S-3 Registration Statement and subsequently declared effective (as amended, the “Registration Statement”), is being filed to deregister shares of common stock that were previously registered pursuant to the Registration Statement.

The Registration Statement was filed to register the resale of 3,908,387 shares of the Registrant’s common stock that were issued to the selling stockholders named herein in connection with the Registrant’s acquisition of all of the outstanding capital stock of Imaging Automation, Inc., or iA, through the merger of iA into a wholly-owned subsidiary of the Registrant. Pursuant to a Registration Rights Agreement between the Registrant and the selling stockholders, the Registrant agreed to file with the Securities and Exchange Commission a registration statement to register the shares of the Registrant’s common stock received by the selling stockholders for sale on the public market, and to keep such registration statement effective until October 5, 2006. Although 423,179 shares issued to the selling stockholders remain unsold, the selling stockholders have agreed to waive the Registrant’s obligation to file and keep such registration effective. Therefore, no further shares of the Registrant’s common stock will be sold under this registration statement.

Pursuant to the Registrant’s undertaking under Item 512(a)(3) of Regulation S-K, the Registrant hereby deregisters 423,179 shares of its common stock that were registered for resale by the selling stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Billerica, Massachusetts on November 30, 2005.

VIISAGE TECHNOLOGY, INC.

By:	/S/ BERNARD C. BAILEY
Bernard C. Bailey Chief Executive Officer (Principal Executive Officer)

Signatures

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/S/ BERNARD C. BAILEY Bernard C. Bailey	Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2005

/S/ BRADLEY T. MILLER Bradley T. Miller	Chief Financial Officer (Principal Financial and Accounting Officer)	November 30, 2005

* Denis K. Berube	Director	November 30, 2005

* Harriet Mouchly-Weiss	Director	November 30, 2005

* Paul T. Principato	Director	November 30, 2005

* Charles E. Levine	Director	November 30, 2005

* Peter Nessen	Director	November 30, 2005

* Thomas J. Reilly	Director	November 30, 2005

* B.G. Beck	Director	November 30, 2005

* Robert Gelbard	Director	November 30, 2005

*By:	/S/ ELLIOT J. MARK
Elliot J. Mark, Attorney-in-Fact